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                                                                     EXHIBIT 5.1




                                 April 13, 1995

Board of Directors
BJ Services Company
5500 Northwest Central Drive
Houston, Texas  77092

              Re:    Registration Statement on Form S-8
                     The Western Company Retirement Savings Plan, as amended

Gentlemen:

              We have acted as special counsel for BJ Services Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8, dated April 13, 1995 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the offering of up to 60,000 shares of common stock (the "Shares"), par value $0.10 per share, of the Company pursuant to The Western Company Retirement Savings Plan, as amended (the "Plan"), and an indeterminate number of interests in the Plan.

              As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. In this opinion, the Shares include the associated preferred share purchase rights that may be issued with the Shares pursuant to the Stockholder Rights Agreement dated as of January 12, 1994, as amended on June 22, 1994, and on September 22, 1994, between the Company and First Chicago Trust Company of New York as rights agent.

              Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

              (1) The Shares have been duly and validly authorized by the Company.

              (2) Upon the issuance by the Company of the Shares and the payment therefor pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our Firm in the Registration Statement under the heading "Interests of Named Experts and Counsel."


                                                       Very truly yours,


                                                       Andrews & Kurth L.L.P.
                                                       4200 Texas Commerce Tower
                                                       Houston, Texas 77002